Exhibit 99.1

               Semtech Announces First Quarter Results

    CAMARILLO, Calif.--(BUSINESS WIRE)--May 30, 2006--Semtech
Corporation (NASDAQ:SMTC):

    -- Growth in Net Sales, New Orders and Cash

    -- Outlook for Continued Expansion in Gross Margin

    Semtech Corporation (NASDAQ:SMTC), a leading producer of high performance analog and mixed-signal semiconductors, today announced financial results for its first quarter of fiscal year 2007 that ended April 30, 2006.
    Net sales for the first quarter of fiscal year 2007 were $65.9 million, up 17 percent from $56.2 million in the first quarter of fiscal year 2006 and up 2 percent sequentially when compared to the fourth quarter of fiscal year 2006.
    Net income, computed in accordance with U.S. generally accepted accounting principles (GAAP), for the first quarter of fiscal year 2007 was $12.0 million or 16 cents per diluted share. GAAP net income was $10.8 million or 14 cents per diluted share in the first quarter of fiscal year 2006.
    The Company repurchased 790,700 shares of its common stock in the first quarter of fiscal year 2007, representing a 1 percent reduction in shares outstanding. Operating cash flow was a positive $16.4 million in the first quarter. Separately, Semtech today announced that its Board of Directors has authorized an additional $50 million in stock buyback authorization for future repurchases.
    In addition to GAAP results, Semtech reports adjusted net income, adjusted net income per share and adjusted gross margin, referred to respectively as "non-GAAP net income", "non-GAAP net income per share" and "non-GAAP gross margin." A further discussion of these non-GAAP financial measures can be found below, and reconciliations of GAAP results for the first quarters of fiscal years 2007 and 2006, respectively, appear with the financial statements later in this release.
    Non-GAAP net income for the first quarter of fiscal year 2007 was $14.8 million or 20 cents per diluted share. Non-GAAP gross profit margin for the first quarter of fiscal year 2007 was 57.8 percent. Non-GAAP net income was $11.2 million or 15 cents per diluted share in the first quarter of fiscal year 2006. Non-GAAP results exclude the impact of stock based compensation, the amortization of acquisition-related intangibles and legal expenses associated with Semtech's litigation against an insurer.
    New orders were up 4 percent in the first quarter of fiscal year 2007 compared to the fourth quarter. New orders exceeded shipments, resulting in a book-to-bill ratio above one. Demand was strongest in the areas of portable electronics, communications equipment and industrial applications. New designs and higher content in feature rich consumer devices benefited demand. The computing segment was impacted by seasonal weakness, which has historically occurred in the first half of the calendar year.
    Mohan Maheswaran, Semtech's President and Chief Executive Officer, commented, "The first quarter played out as expected, with the Company achieving sales and order growth, above forecast margin expansion and strong cash flow. We expect a similar performance in the second quarter."
    Mr. Maheswaran further commented, "Semtech is a highly differentiated analog and mixed-signal company with a solid operating model. With a renewed focus on innovative platforms, design wins, and a global sales strategy, I believe that Semtech can drive profitable growth well above the industry average for many years to come."

    Second Quarter Outlook

    Semtech estimates that net sales for the second quarter that ends July 30, 2006 will be in the range of flat to up 2 percent compared to the first quarter. Turns orders (orders received and shipped in the same quarter) of approximately 40 percent are required to achieve this forecast. GAAP earnings in the second quarter are forecasted to be 15 or 16 cents per diluted share. Stock-based compensation is expected to reduce earnings by $3.8 to $4.0 million, pre-tax, or approximately 4 cents per diluted share in the second quarter of fiscal year 2007. Insurance suit legal costs and amortization of intangibles are expected to reduce earnings by less than 1 cent per share in the quarter. Interest and other income for the second quarter is forecasted to be $2.4 million compared to $3.0 million in the first quarter. Earnings for the second quarter prior to stock-based compensation expense, amortization of intangibles and certain legal expenses are expected to be 19 or 20 cents per diluted share.

    About Semtech

    Semtech Corporation is a leading supplier of analog and mixed-signal semiconductors used in a wide range of computer, industrial and communication applications.

    Forward-Looking and Cautionary Statements

    This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements other than historical information or statements of current condition and relate to matters such as future financial performance, future operational performance, the anticipated impact of specific items on future earnings, and our plans, objectives and expectations. Some forward-looking statements may be identified by use of terms such as "expects," "anticipates," "intends," "estimates," "believes," "projects," "should," "will," "plans" and similar words.
    Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include worldwide economic and political conditions, the timing and duration of semiconductor market upturns or downturns, demand for cellular phones, personal computers and automated test equipment, demand for semiconductor devices in general, demand for the Company's products in particular, competitors' actions, supply from key third-party silicon wafer foundries and assembly contractors, manufacturing costs and yields, relations with strategic customers, and risks associated with the businesses of major customers. In addition to considering these risks and uncertainties, forward-looking statements should be considered in conjunction with the cautionary statements contained in the "Risk Factors" section and elsewhere in the Company's Annual Report on Form 10-K for the fiscal year ended January 29, 2006, in the Company's other filings with the SEC, and in material incorporated therein by reference. In light of the risks and uncertainties inherent in forecasts of revenue and gross margin and in other projected matters, forward-looking statements should not be regarded as representations by the Company that its objectives or plans will be achieved or that any of its operating expectations or financial forecasts will be realized. The Company assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.


                          SEMTECH CORPORATION

                GAAP CONSOLIDATED STATEMENTS OF INCOME

            (Table in thousands - except per share amounts)


                                                   Three Months Ended
                                                  --------------------
                                                   April 30,  May 1,
                                                     2006      2005
                                                  --------- ---------
                                                (Unaudited)(Unaudited)


Net sales                                            $65,875  $56,174
Cost of sales (a)                                     27,838   24,502
                                                     -------- --------
Gross profit                                          38,037   31,672
                                                     -------- --------

Operating costs and expenses:
Selling, general and administrative (a)               15,082   10,514
Product development and engineering (a)               10,471    8,633
Acquisition related items                                365        -
Insurance related legal expenses                         160      594
                                                     -------- --------

Total operating costs and expenses                    26,078   19,741
                                                     -------- --------

Operating income                                      11,959   11,931

Interest and other income, net                         2,972    1,935
                                                     -------- --------

Income before taxes                                   14,931   13,866
Provision for taxes                                    2,965    3,018
                                                     -------- --------

Net income                                           $11,966  $10,848
                                                     ======== ========

Earnings per share:
Basic                                                  $0.16    $0.15
Diluted                                                $0.16    $0.14

Weighted average number of shares:
Basic                                                 72,575   73,845
Diluted                                               74,715   76,708


(a) FAS 123R was adopted starting in the first quarter ended April 30, 2006.

    GAAP based results include pre-tax stock-based compensation charges as follows:

Cost of sales                                            $37       $-
Selling, general and administrative                    2,497        0
Product development and engineering                      959        0
                                                     -------   ------
Total pre-tax stock-based compensation                $3,493       $-
                                                     =======   ======


                          SEMTECH CORPORATION

                  Financial Bridge: GAAP to Non-GAAP

            (Table in thousands - except per share amounts)


RECONCILIATION OF GAAP TO NON-GAAP GROSS PROFIT:


                                                  Three Months Ended
                                                ----------------------
                                                 April 30,    May 1,
                                                   2006        2005
                                                ---------- -----------
                                                (Unaudited)(Unaudited)

Gross profit, as reported (GAAP)                  $38,037     $31,672

Adjustments to GAAP gross profit:
Stock-based compensation expense                       37           -
                                                ---------- -----------

Non-GAAP gross profit                             $38,074     $31,672
                                                ========== ===========


RECONCILIATION OF GAAP TO NON-GAAP NET INCOME:


                                                  Three Months Ended
                                                ----------------------
                                                April 30,     May 1,
                                                   2006        2005
                                                ---------- -----------
                                                (Unaudited)(Unaudited)

Net income on GAAP basis                          $11,966     $10,848

Adjustments to GAAP net income:
Acquisition related items                             365           -
Insurance related legal expenses                      160         594
Stock-based compensation expense                    3,493           -
Associated tax effects                             (1,228)       (238)
                                                ---------- -----------

Net income on Non-GAAP basis                      $14,756     $11,204
                                                ========== ===========


Diluted non-GAAP earnings per share                 $0.20       $0.15

Diluted GAAP weighted average shares
 outstanding                                       74,715      76,708
Diluted weighted average shares attributed to
 adoption of FAS 123R                                 388           -
                                                ---------- -----------
Diluted non-GAAP weighted average shares
 outstanding                                       75,103      76,708



FAS 123R became effective and was adopted by the Company during the first quarter ended April 30, 2006. FAS 123R requires the Company to estimate the cost of all forms of stock-based compensation, including employee stock options, and to record a commensurate expense in the income statement.

To supplement the Company's consolidated financial statements prepared in accordance to GAAP, the Company has shown a non-GAAP presentation of gross margin, net income and earnings per diluted share, which excludes stock-based compensation, acquisition related amortization of intangibles, and other unusual items. This non-GAAP presentation of earnings per shares is provided to enhance the user's overall understanding of the Company's comparable financial performance between periods. In addition, the Company's management generally excludes such items in managing and evaluating the performance of the business.


                          SEMTECH CORPORATION

                      CONSOLIDATED BALANCE SHEETS

                            (In thousands)


                                                    April      January
                                                     30,         29,
                                                    2006        2006
                                                 ----------- ---------
                                                 (Unaudited)
Assets

Current assets:
Cash and cash equivalents                           $98,965   $65,543
Temporary investments                               128,310   130,185
Receivables, less allowances                         28,167    27,194
Inventories                                          25,533    23,678
Deferred income taxes                                 6,693     6,327
Other current assets                                  9,402     8,757
                                                 ----------- ---------
Total current assets                                297,070   261,684
Property, plant and equipment, net                   54,536    56,957
Investments, maturities in excess of 1 year          56,846    82,458
Deferred income taxes                                21,814    23,295
Goodwill                                             33,033    33,132
Other intangibles                                     5,111     5,476
Other assets                                         10,508    10,763
                                                 ----------- ---------

Total Assets                                       $478,918  $473,765
                                                 =========== =========

Liabilities and Stockholders' Equity

Current liabilities:
Accounts payable                                    $10,204   $12,325
Accrued liabilities                                  10,648    11,064
Income taxes payable                                  2,405       738
Deferred revenue                                      1,398     1,432
Deferred income taxes                                 1,669       562
                                                 ----------- ---------
Total current liabilities                            26,324    26,121
Deferred income taxes                                 2,736     3,707
Other long-term liabilities                           5,723     5,478
Total Stockholders' equity                          444,135   438,459
                                                 ----------- ---------

Total Liabilities and Stockholders' Equity         $478,918  $473,765
                                                 =========== =========

    CONTACT: Semtech Corporation
             John Baumann, 805-480-2010